Exhibit T3A.80

To all whom these presents shall come, Greetings:

I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION

OF

CBL/GP CARY, INC.

the original of which was filed in this office on the 3rd day of

March, 1995.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 3rd day of March, 1995.
Secretary of State

	State of North Carolina Department of the Secretary of State	C-0364354 FILED 9:00 AM
95 065 9020		MAR 03 1995
	ARTICLES OF INCORPORATION	EFFECTIVE
RUFUS L. EDMISTEN SECRETARY OF STATE NORTH CAROLINA

Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.	The name of the corporation is: CBL/GP Cary, Inc.

2.	The number of shares the corporation is authorized to issue is: 2, 000

These shares shall be; (check either a or b)

a ☒ all	of one class, designated as common stock; or

b ☐ divided	into classes or series within a class as provided in the attached schedule, with the information required by NCGS §55-6-01.

3.	The street address and county of the initial registered office of the corporation is:

Number and Street 225 Hillsborough Street

City, State, Zip Code Raleigh, North Carolina 27603 County Wake

4.	The mailing address if different from the street address of the initial registered office is:

5.	The name of the initial registered agent is: CT Corporation

6.	Any other provisions which the corporation elects to include are attached.

7.	The name and address of each incorporator is as follows:

Jeffery V. Curry

Suite 103, One Park Place

6148 Lee Highway

Chattanooga, Tennessee 37421

8.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 27th day of February, 1995

/s/ Jeffery V. Curry
Signature

Jeffery V. Curry, Incorporator
Type or Print Name and Title

NOTES:

1.	Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State. (Revised October 1991)

CORPORATIONS DIVISION	300 N. SALISBURY ST.	RALEIGH, NC 27603-5909